Exhibit 99.1
NEWS

Contact:

John P. Howlett
Vice Chairman Emeritus
Emtec, Inc.
Telephone 908-338-0043
Email johnhowlett@emtecinc.com
Web site www.emtecinc.com

Emtec, Inc. Announces First Quarter 2011 Results

Springfield, NJ, January 18, 2011 – Emtec, Inc. (OTCBB: ETEC) (“Emtec” or the “Company”) announced today that for the quarter ended November 30, 2010, revenue increased to $76.9 million for quarter ended November 30, 2010 from $73.6 million in quarter ended November 30, 2009, an increase of $3.3 million.  Services and consulting revenue grew by 17.6% from the same period in the prior year, primarily from the addition of revenues generated by the Company’s recent SDI acquisition.  Gross profit showed no material increase from the same period in the prior year. Earnings before interest, taxes, depreciation and amortization expenses (“EBITDA”) were $2.2 million for the quarter ended November 30, 2010, compared with $3.1 million for the quarter ended November 30, 2009.  Adjusted EBITDA, which is defined by management as net income before interest, taxes, depreciation, amortization, retention bonuses, non-essential overhead, stock-based compensation, executive recruiting fees, severance, the recovery of prior year expenses and stock warrant expense (“Adjusted EBITDA”), was $2.5 million for the quarter ended November 30, 2010 versus $3.4 million for the quarter ended November 30, 2009. A reconciliation of net income to EBITDA and Adjusted EBITDA is attached to this press release.

EBITDA and Adjusted EBITDA are key financial metrics used by the Company’s Board of Directors and management to evaluate and measure the Company’s operating performance. These metrics are not in conformity with generally accepted accounting principles (“GAAP”) in the United States of America.  Management’s calculation of EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments. Adjusted EBITDA also eliminates certain unusual costs and reflects certain changes in the business made by management and includes adjustments which in the opinion of management are necessary to reflect the underlying ongoing operations of the business. Net income (loss) is the most comparable GAAP measure of the Company’s operating results presented in the Company’s consolidated financial statements.  We have made a reconciliation of net income (loss), which is the most closely comparable GAAP measure to these non-GAAP measures for the quarters ended November 30, 2010 and 2009 and discussed these adjustments in this release.  EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other GAAP measure of performance or liquidity, and may not be comparable to other similarly titled measures of other companies.  Management believes that the presentation of EBITDA and Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and continuing operations and to determine resource allocation for each of our business segments.

“I am pleased to report that the transformation of our business to one based on recurring revenue from services continued to show positive results in the first quarter,” said Dinesh Desai, Chairman, CEO, and President of Emtec.  “While the overall gross profit was flat compared to the same quarter last year, we are excited by the 17.6 percent growth in our services and consulting revenue.  The main driver of this revenue growth was our acquisition of SDI along with some other changes we made during the quarter to improve our service offerings.  I was disappointed that a few large low margin procurement sales offset the positive margin impact of this services and consulting growth.  On the positive side, this clearly shows the long-term benefit of this business transformation we have undertaken.  As we continue to make these investments in infrastructure and personnel we may see some short-term negative earnings impacts, but we are implementing cost-control discipline and processes across all our business units that are intended to allow the positive effects to flow to the bottom-line.”

About Emtec:

Emtec, Inc. established in 1964, is an information technology (“IT”) services provider delivering consulting, application services and infrastructure services to public sector and commercial clients.  The Company’s client base is comprised of departments of the United States and Canada’s federal, state/provincial and local governments, schools and commercial businesses throughout the United States and Canada. For more information visit: www.emtecinc.com.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) the Company’s ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

EMTEC, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands)
	For the Three Months Ended November 30,
	2010	2009	Change	%
Revenues
Procurement services	$60,180	$59,382	$798	1.3%
Service and consulting	16,689	14,195	2,494	17.6%
Total Revenues	76,869	73,577	3,292	4.5%

Cost of Sales
Cost of procurement services	54,179	53,173	1,006	1.9%
Service and consulting	12,143	9,860	2,283	23.2%
Total Cost of Sales	66,322	63,033	3,289	5.2%

Gross Profit
Procurement services	6,001	6,209	(208)	(3.3)%
Procurement services %	10.0%	10.5%

Service and consulting	4,546	4,335	211	4.9%
Service and consulting %	27.2%	30.5%

Total Gross Profit	10,547	10,544	3	0.0%
Total Gross Profit %	13.7%	14.3%

Operating expenses:
Selling, general, and administrative expenses	8,199	7,346	853	11.6%
Stock-based compensation	145	86	59	68.6%
Warrant expense	26	-	26	0%
Depreciation and amortization	704	596	108	18.1%
Total operating expenses	9,074	8,028	1,046	13.0%
Percent of revenues	11.8%	10.9%

Operating income	1,473	2,516	(1,043)	(41.5)%
Percent of revenues	1.9%	3.4%

Other expense (income):
Interest income – other	(3)	(11)	8	(72.7)%
Interest expense	118	145	(27)	(18.6)%
Other	16	(8)	24	(300.0)%

Income before income taxes	1,342	2,390	(1,048)	(43.8)%
Provision for income taxes	613	983	(370)	(37.6)%
Net income	$729	$1,407	$(678)	(48.2)%
Percent of revenues	0.9%	1.9%

EMTEC, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(In thousands)
For the Three Months Ended November 30,

	2010	2009	Change
Net income	$729	$1,407	$(678)
Interest and other expense (income):	131	126	5
Income taxes	613	983	(370)
Depreciation and amortization	704	596	108
EBITDA	2,177	3,112	(935)

Retention bonuses (1)	-	90
Stock based compensation	145	86
Executive recruiting (2)	78	99
Severance	35	29
Warrant expense (3)	26	-
Total Adjustments (4)	284	303
Adjusted EBITDA	$2,461	$3,415	$(954)

1)  Expenses associated with retention bonuses which were agreed to in connection with the closing of the Company's acquisition of Luceo.

2) Reflects executive recruiting fees incurred in connection with a management launched search for a senior executive. Management made the decision to invest in the business by hiring new senior executives to grow the business in 2010 and thereafter.

3) Stock warrants issued to our majority shareholder during the year ended August 31, 2010.  The stock warrants will continue to be “marked-to-market” each reporting period.

4) In addition to the adjustments described above, the Company has not made an adjustment for merger and acquisition related costs because the Company believes that it may incur similar costs in future periods.  Effective September 1, 2009, the Company adopted the new standard for accounting for business combinations in accordance with ASC 805 "Business Combinations."

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